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                                                              EXHIBIT (10)(xiii)




                AMERICAN STANDARD COMPANIES INC. AND SUBSIDIARIES

               1996-1998 SUPPLEMENTAL INCENTIVE COMPENSATION PLAN

                (As Amended and Restated as of December 5, 1996)

Plan Period

      The Plan Period shall be January 1, 1996 through December 31, 1998.



Participants

      Plan Participants shall be employees of American Standard Companies Inc. (the "Corporation") and its subsidiaries, domestic and foreign, in the following participation categories:

      -     elected officers of the Corporation ("Officer Participants");

      -     non-officer Executive Level employees ("Executive Participants");
            and

      - non-executive Management Level employees who are designated as Participants by the Officer Participants ("Management
            Participants").



Plan Award Opportunities and Forms of Awards

      Plan Award Opportunities and forms of Awards will be as set forth in Schedule A (for Officer Participants), Schedule B (for Executive Participants) and Schedule C (for Management Participants).



Change of Control Definition

      "Change of Control" shall mean the occurrence of any of the following events:

      (i) any person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then-outstanding securities (a "15% Beneficial Owner"); provided, however, that (a) the term "15% Beneficial Owner" shall not include (1) Kelso ASI Partners, L.P. and Kelso American Standard Partners, L.P. ("Kelso") and their affiliates or their immediate transferees provided that any such transferee holding 15% or more
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      of the combined voting power of the Corporation's outstanding securities following any such transfer does not following or concurrently with such transfer acquire any additional shares of such securities except from Kelso or any of their affiliates or (2) any Beneficial Owner who has crossed such 15% threshold solely as a result of an acquisition of securities directly from the Corporation, or solely as a result of an acquisition by the Corporation of Corporation securities, until such time thereafter as such person acquires additional voting securities other than directly from the Corporation and, after giving effect to such acquisition, such person would constitute a 15% Beneficial Owner; and (b) with respect to any person eligible to file a Schedule 13G pursuant to Rule 13d-1(b)(1) under the Act with respect to Corporation securities (an "Institutional Investor"), there shall be excluded from the number of securities deemed to be beneficially owned by such person a number of securities representing not more than 10% of the combined voting power of the Corporation's then-outstanding securities;

      (ii) during any period of two consecutive years beginning after December 1, 1996, individuals who at the beginning of such period constitute the Board of Directors of the Corporation together with those individuals who first become directors during such period (other than by reason of an agreement with the Corporation or the Board of Directors of the Corporation in settlement of a proxy contest for the election of directors) and whose election or nomination for election to the Board of Directors of the Corporation was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (the "Continuing Directors"), cease for any reason to constitute a majority of the Board of Directors of the Corporation;

      (iii) the shareholders of the Corporation approve a merger, consolidation, recapitalization or reorganization of the Corporation, or a reverse stock split of any class of voting securities of the Corporation, or the consummation of any such transaction if shareholder approval is not obtained, other than such transaction which would result in at least 75% of the total voting power represented by the voting securities of the Corporation or the surviving entity outstanding immediately after such transaction being beneficially owned by persons who together owned at least 75% of the combined voting power of the voting securities of the Corporation outstanding immediately prior to such transaction, with the relative voting power of each such continuing holder compared to the voting power of each other continuing holder not substantially altered as a result of the transaction; provided that, for purposes of this paragraph
      (iii), (a) such continuity of ownership (and preservation of relative voting


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      power) shall be deemed to be satisfied if the failure to meet such 75%
      threshold (or to preserve such relative voting power) is due solely to the acquisition of voting securities by an employee benefit plan of the Corporation or of such surviving entity or of any subsidiary of the Corporation or such surviving entity and (b) voting securities beneficially owned by such persons who receive them other than as holders of voting securities of the Corporation outstanding immediately prior to such transaction shall not be taken into account for purposes of determining whether such 75% threshold (or such relative voting power) is satisfied;

      (iv) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or an agreement for the sale or disposition of all or substantially all the assets of the Corporation; or

      (v) any other event which the Management Development and Nominating Committee determines shall constitute a Change of Control for purposes of this Plan unless following the completion of such liquidation or dissolution, or such sale or disposition, the 75% threshold (and relative voting power) requirements set forth in sub-paragraph (iii) above are satisfied;

provided, however, that a Change of Control shall not be deemed to have occurred if one of the following exceptions applies:

      (1) Unless a majority of the Continuing Directors and of the Management Development and Nominating Committee determine that the exception set forth in this paragraph (1) shall not apply, none of the foregoing conditions would have been satisfied but for one or more of the following persons acquiring or otherwise becoming the Beneficial Owner of securities of the Corporation: (A) any person who has entered into a binding agreement with the Corporation, which agreement has been approved by two-thirds of the Continuing Directors, limiting the acquisition of additional voting securities by such person, the solicitation of proxies by such person or proposals by such person concerning a business combination with the Corporation (a "Standstill Agreement"); (B) any employee benefit plan, or trustee or other fiduciary thereof, maintained by the Corporation or any subsidiary of the Corporation; (C) any subsidiary of the Corporation; or (D) the Corporation.

      (2) Unless a majority of the Continuing Directors and the Management Development and Nominating Committee determine that the exception set forth in this paragraph (2) shall not apply, none of the foregoing conditions would have been satisfied but for the acquisition by or of the Corporation of or by


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      another entity (whether by the merger or consolidation, the acquisition of stock or assets, or otherwise) in exchange, in whole or in part, for securities of the Corporation, provided that, immediately following such acquisition, the Continuing Directors constitute a majority of the Board, or a majority of the board of directors of any other surviving entity, and, in either case, no agreement, arrangement or understanding exists at that time which would cause such Continuing Directors to cease thereafter to constitute a majority of the Board or of such other board of directors.

Notwithstanding the foregoing, unless otherwise determined by a majority of the Continuing Directors, no Change of Control shall be deemed to have occurred with respect to a particular Participant if the Change of Control results from actions or events in which such Participant is involved in a capacity other than solely as an officer, employee or director of the Corporation.

For purposes of the foregoing definition of Change of Control, the term "Beneficial Owner," with respect to any securities, shall mean any person who, directly or indirectly, has or shares the right to vote or dispose of such securities or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 (as such Rules are in effect on December 1, 1996) under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that (i) a person shall not be deemed the Beneficial Owner of any security as a result of any agreement, arrangement or understanding to vote such security (A) arising solely from a revocable proxy or consent solicited pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder or (B) made in connection with, or otherwise to participate in, a proxy or consent solicitation made, or to be made, pursuant to, and in accordance with, the applicable provisions of the Act and the rules and regulations thereunder, in either case described in clause (A) or clause (B) above whether or not such agreement, arrangement or understanding is also then reportable by such person on Schedule 13D under the Act (or any comparable or successor report), and (ii) a person engaged in business as an underwriter of securities shall not be deemed to be the Beneficial Owner of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

Plan Award Targets

      Each Participant shall receive a Plan Award, prorated as provided below, equal to 50% of his Plan Award Opportunity as soon as practicable after a determination that the Corporation has achieved the 1995 Strategic Plan management reporting operating earnings before interest and taxes derived from existing core businesses for the year 1998 (the


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"Threshold"). Such Plan Award shall be increased to up to 75% of the
Participant's Plan Award Opportunity if actual 1998 management reporting operating earnings before interest and taxes derived from existing core businesses ("1998 OEBIT") is at least 5.0% above the Threshold, with such increase to be graduated to reflect a 1998 OEBIT falling between the 50% and 75% achievement levels; the Plan Award shall be further increased to up to 100% of the Participant's Plan Award Opportunity if 1998 OEBIT is at least 16.7% above the Threshold, with such increase to be graduated to reflect 1998 OEBIT between the 75% and 100% achievement levels. Calculation of 1998 OEBIT at the 50% and 75% achievement levels shall not include OEBIT derived from acquisitions involving $25,000,000 in capital.



Forfeitures and Prorations

(a) If a Participant's participation commences after January 1, 1996 or if a Participant's employment terminates during the Plan Period due to Disability, death, or retirement under any retirement plan of the Corporation or any of its subsidiaries, and, in any case, if such Participant's participation in the Plan shall have been for a minimum of seventy-eight weeks, such Participant (or, in the event of such Participant's death, his beneficiary) shall receive, if and when payments with respect to Plan Awards for such Plan Period are made, a payment equal to a fraction of the value of such Participant's Plan Award Opportunity (if any) with respect to the Plan Period. The numerator of such fraction shall be the number of days that such Participant was a Participant during the Plan Period and the denominator shall be the total number of days in the Plan Period.

(b) If a Participant's employment terminates during the Plan Period due to termination for Cause, such Participant shall forfeit all rights to any and all of his Plan Award Opportunity, the value of which had not yet been paid, notwithstanding that such Participant may be eligible to retire under a retirement plan of the Corporation or any of its subsidiaries.

(c) Except as provided in (a) above, if a Participant's employment terminates during the Plan Period, otherwise than due to Disability, death or retirement under any plan of the Corporation or any of its subsidiaries, such Participant shall forfeit all rights to any and all of his Plan Award Opportunity the value of which had not yet been paid, provided (except as provided in (b) above) the Management Development and Nominating Committee, in its discretion, may waive such forfeiture in whole or in part.

(d) For purposes of (a), (b) and (c) above, the terms "Cause" and "Disability" shall have the meanings set forth in Annex A hereto.

(e) If a Participant's participation category changes during the Plan Period, his or her Plan


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Award shall be prorated between the Plan Award amount that would have been received for participation for the entire Plan Period in the earlier participation category and the Plan Award amount that would have been received for participation for the entire Plan Period in the later participation category, based on the number of weeks of participation in each participation category.



Plan Awards in Stock

      Any shares of American Standard Companies Inc. common stock issued as Plan Awards shall be issued from the shares available under the American Standard Companies Inc. Stock Incentive Plan, and shall be issued to and governed by the Trust Agreement for the American Standard Inc. Long-Term Incentive Compensation Plan and 1994-1995 and 1996-1998 American Standard Companies Inc. Supplemental Incentive Compensation Plans.



Plan Awards in Cash

      There shall be deducted from the cash portion of any Plan Awards such payroll withholdings as the Corporation deems necessary.



Treatment of Plan Awards

      Plan Awards will not be treated as compensation for purposes of the Savings Plan of American Standard Inc. and Participating Subsidiary Companies, the American Standard Employee Stock Ownership Plan or any other benefits based on compensation.



Change of Control

      Notwithstanding any other provision of this Plan or any Plan Award, in the event of a Change of Control, the Plan Period shall end and each Participant shall receive a Plan Award equal to 100% of such Participant's Plan Award Opportunity. In such event, (x) the Corporation shall make all payments hereunder in a single lump sum payment, in cash, Shares or a combination of such Shares and cash, to each Participant within ten (10) days of such Change of Control, and (y) each Participant may elect to receive any or all payments hereunder in cash.


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Administration of Plan

      Except with respect to the designation of Management Participants, the Plan will be administered by the Management Development and Nominating Committee of the Board of Directors or the delegate of said Committee. Determinations, interpretations or other actions made or taken by the Management Development and Nominating Committee shall, prior to a Change of Control, be final, binding and conclusive for all purposes and upon all persons.

      The Board, upon recommendation of the Management Development and Nominating Committee, shall have the right to amend, suspend or terminate the Plan at any time; however, no such action of the Board shall diminish, reduce, alter or impair a Participant's rights assigned to him before the date of such amendment, suspension, or termination of the Plan without the consent of such Participant.



Other Provisions

      Participation in the Plan shall not affect the right of the Company or any affiliate thereof at any time to terminate the employment of any Participant. No interest in this Plan shall be assignable or transferable except to the extent provided in the Trust Agreement for the American Standard Inc. Long-Term Incentive Compensation Plan and 1994-1995 and 1996-1998 American Standard Companies Inc. Supplemental Incentive Compensation Plans.


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              AMERICAN STANDARD COMPANIES INC. AND SUBSIDIARIES

              1996-1998 SUPPLEMENTAL INCENTIVE COMPENSATION PLAN



                                   SCHEDULE A

              PLAN AWARD OPPORTUNITIES FOR OFFICER PARTICIPANTS



One times the modified initial and the supplemental Payout Awards for the 1996-1998 Performance Period under the American Standard Inc. Long-Term Incentive Compensation Plan, payable half in cash (and/or promissory notes of American Standard Inc.) and half in common stock of American Standard Companies Inc.
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              AMERICAN STANDARD COMPANIES INC. AND SUBSIDIARIES

              1996-1998 SUPPLEMENTAL INCENTIVE COMPENSATION PLAN



                                   SCHEDULE B

             PLAN AWARD OPPORTUNITIES FOR EXECUTIVE PARTICIPANTS



Three times the Executive Participants' 1998 awards under American Standard Inc.'s Annual Incentive Plan (or, in the event of a Change of Control, three times the Executive Participants' awards under the American Standard Inc. Annual Incentive Plan in effect for which such Change of Control occurs), payable half in cash (and/or promissory notes of American Standard Inc.) and half in common stock of American Standard Companies Inc.
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              AMERICAN STANDARD COMPANIES INC. AND SUBSIDIARIES

              1996-1998 SUPPLEMENTAL INCENTIVE COMPENSATION PLAN



                                   SCHEDULE C

             PLAN AWARD OPPORTUNITIES FOR MANAGEMENT PARTICIPANTS



          Fifteen Thousand Dollars ($15,000), payable in cash.
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                                     ANNEX A



      "Cause" means a Participant's (A) willful and continued failure substantially to perform his duties with the Corporation or any Subsidiary (other than any such failure resulting from incapacity due to reasonably documented physical or mental illness), after a demand for substantial performance is delivered to such Participant by the Chairman of the Board or any executive officer which specifically identifies the manner in which it is believed that such Participant has not substantially performed his duties, or
(B) the willful engaging by such Participant in illegal misconduct materially and demonstrably injurious to the Corporation or any Subsidiary or to the trustworthiness or effectiveness of the Participant in the performance of his duties. For purposes hereof, no act, or failure to act, on such Participant's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation or a subsidiary. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by such Participant in good faith and in the best interest of the Corporation or such Subsidiary.



      "Disability" means a Participant's inability, due to reasonably documented physical or mental illness, for more than six months to perform his duties with the Corporation or a Subsidiary on a full time basis if, within 30 days after written notice of termination has been given to such Participant, he shall not have returned to the full time performance of his duties.